Exhibit 23(a)

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form F-4 of our report dated March 7, 2003 relating to the financial statements and financial statement schedules, which appears in Celulosa Arauco y Constitución S.A.’s Annual Report on Form 20-F for the year ended December 31, 2002. We also consent to the reference to us under the heading “Independent Accountants” in such Registration Statement.

Santiago, Chile

October 2, 2003